Exhibit 99.1

Contact:	Mike Drickamer Vice President, Investor Relations (281) 765-7170

Patterson-UTI Energy Announces Agreement to Acquire

Directional Drilling Services Company

HOUSTON – September 5, 2017. PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) (“Patterson-UTI”) announced today that it has entered into an agreement to acquire Multi-Shot, LLC d/b/a MS Energy Services (“MS Energy”), on a debt-free basis for total consideration of approximately 8.8 million shares of Patterson-UTI common stock and $75 million of cash. Based in Conroe, Texas, MS Energy is a leading directional drilling services company in the United States. The pending transaction, which is expected to close early in the fourth quarter, is subject to customary closing conditions and receipt of required third party consents, and is subject to expiration or termination of the waiting period under the Hart-Scott-Rodino Act.

Founded in 1980, MS Energy has grown to become a leading provider of directional drilling services in the United States. With operations in most major producing onshore oil and gas basins in the United States, MS Energy provides a comprehensive suite of directional drilling services including directional drilling, downhole performance motors, directional surveying, measurement while drilling (“MWD”), and wireline steering tools.

Mark S. Siegel, Chairman of Patterson-UTI, commented, “The acquisition of MS Energy will broaden our service offerings and strengthen our position as a leading provider of oilfield services in the United States. Additionally, this transaction increases our exposure to North American unconventional drilling activity. With the increasing proportion of pad drilling and the growing number of horizontal wells per pad, directional drilling is seeing an increase in demand, even in the vertical section of the wells, as the well placement is increasingly important to avoid interfering with other nearby wells.”

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “MS Energy has assembled a strong group of talented employees and is well known within the industry for their great reputation in directional drilling services and high-performance drilling motors. Additionally, they have differentiated themselves within the directional drilling industry through a strong focus on technology. MS Energy has proprietary mud motor, MWD and survey equipment that was designed, engineered and manufactured in-house. Their internally-developed and patented Clean Communications (“C2”) technology enables high-speed electromagnetic MWD telemetry independent of geological formation constraints in pad drilling, which saves E&P companies considerable drilling time and expense.”

Allen R. Neel, Chairman and Chief Executive Officer of MS Energy, commented, “We look forward to combining our industry leading directional services and technology with Patterson-UTI’s state of the art drilling rig technology to enhance Patterson-UTI’s position as a leading oilfield services company.” Pursuant to the transaction, Mr. Neel will be joining Patterson-UTI as President of MS Energy. Mr. Neel has served as the CEO of MS Energy since 2004 when he co-founded the company that purchased MS Energy from previous owners. Mr. Neel has more than 37 years of experience in oilfield services having worked in the industry since receiving a Bachelor of Science in Petroleum Engineering from the University of Alabama.

Also joining Patterson-UTI will be Paul Culbreth. Mr. Culbreth has served as the COO of MS Energy since he co-founded the company that purchased MS Energy from previous owners in 2004. Mr. Culbreth has held various technical and leadership positions within the oilfield services industry since 1977.

Under the terms of the transaction, Patterson-UTI will acquire all of the issued and outstanding limited liability company interests of MS Energy for consideration of approximately 8.8 million shares of Patterson-UTI common stock and $75 million of cash. In connection with this transaction, Patterson-UTI expects to acquire approximately $30 million of non-cash working capital. The transaction values MS Energy at approximately $215 million, based on the most recent closing price of Patterson-UTI common stock of $15.94. Patterson-UTI will fund the $75 million cash consideration using cash on hand and the Company’s revolving line of credit. The cash consideration paid to the sellers will be used to cover transaction expenses and repay the outstanding debt at MS Energy, and as such, Patterson-UTI will not assume any debt of MS Energy.

The sellers include Denham Capital Management LP and NGP Energy Capital Management, L.L.C. and are represented by Simmons & Company International Energy Specialists of Piper Jaffray.

About Patterson-UTI

Patterson-UTI is an oilfield services company that primarily owns and operates in the United States one of the largest fleets of land-based drilling rigs and a large fleet of pressure pumping equipment. Our contract drilling business operates in the continental United States and western Canada, and our pressure pumping and oilfield rental tools businesses operate primarily in Texas and the Mid-Continent and Appalachian regions. We also provide drilling rig pipe handling technology to drilling contractors in North America and other select markets. In addition, we own and invest as a non-operating working interest owner in oil and natural gas assets that are primarily located in Texas and New Mexico.

Location information about the Company’s drilling rigs and their individual inventories is available through the Company’s website at www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events. Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Patterson-UTI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; governmental regulation; product liability; legal proceedings; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings. Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s website at http://www.patenergy.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.